Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Materion Corporation, an Ohio corporation (the “Corporation”), hereby constitutes and appoints Richard J. Hipple, John D. Grampa, Gregory R. Chemnitz, Michael C. Hasychak and Michael J. Solecki, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain equity and debt securities of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 12th day of September, 2012.

/s/ Richard J. Hipple Richard J. Hipple, Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Darlene J. S. Solomon Darlene J. S. Solomon, Ph.D., Director

/s/ John D. Grampa John D. Grampa, Senior Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	/s/ N. Mohan Reddy N. Mohan Reddy, Director

/s/ Geoffrey Wild Geoffrey Wild, Director	/s/ William R. Robertson William R. Robertson, Director

/s/ Joseph P. Keithley Joseph P. Keithley, Director	/s/ John Sherwin, Jr. John Sherwin, Jr., Director

/s/ Vinod M. Khilnani Vinod M. Khilnani, Director	/s/ Craig S. Shular Craig S. Shular, Director

/s/ William B. Lawrence William B. Lawrence, Director